UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
March 28, 2008
Date of Report (Date of earliest event reported)
PRG-Schultz International, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Georgia
(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805
(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949
(Address of Principal Executive Offices)	(Zip Code)
770-779-3900
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 28, 2008, PRG-Schultz International, Inc. (the “Company”) and PRG-Schultz USA, Inc. (“PRG-Schultz USA” and collectively with the Company, the “Borrower”) entered into Amendment Number One to the Amended and Restated Financing Agreement (the “Amendment”), by and among the Borrower, Ableco Finance LLC, as collateral agent, and Wells Fargo Foothill, Inc., as administrative agent (collectively, the “Agents”), and the lenders from time to time party thereto (the “Lenders”). The Amendment amends certain provisions of the Amended and Restated Financing Agreement dated as of September 17, 2007 (the “Financing Agreement”), among the Borrower, the Agents and the Lenders, pursuant to which the Lenders have made available to the Borrower certain credit facilities described therein (the “Credit Facilities”).
     The Amendment restructures the Credit Facilities by permitting the Borrower to make a $15,000,000 voluntary prepayment on the term loan portion of the Credit Facilities (without any prepayment premium that otherwise would have applied) and by increasing the Borrower’s availability under the revolving loan portion of the Credit Facilities. Following the Amendment, revolving loans are available to the Borrower under the Credit Facilities based on a Borrowing Base, which includes a “Borrowing Base Addition.” The Borrowing Base Addition increases the Borrowing Base by a certain dollar amount over and above the Borrowing Base that would have been calculated under the Financing Agreement, subject to an overall Borrowing Base limit equal to the trailing twelve month EBITDA of the Company and its subsidiaries. Under the Amendment, the Borrowing Base Addition will be $10 million until September 30, 2008 and thereafter will decrease by $250,000 every quarter in accordance with the schedule set forth in the Amendment. Notwithstanding the results of the Borrowing Base calculation, after the Amendment, total revolving loans under the Credit Facilities may not exceed $22.5 million.
     In addition, the Amendment includes a provision that permits the Company to repurchase up to $10 million of its common stock pursuant to the Company’s previously announced stock repurchase program so long as there is no default or event of default under the Credit Facilities and, after giving effect to such repurchases, the total amount outstanding under the revolving loan portion of the Credit Facilities does not exceed $10 million. As consideration for the modifications set forth in the Amendment, the Lenders required that the interest rate applicable to the term loan portion of the Credit Facilities be increased by 75 basis points, and that the interest rate applicable to the revolving loan portion of the Credit Facilities be increased by 25 basis points.
     Except as described above, all other material terms of the Credit Facilities remain in full force and effect. A copy of the Amendment is filed with this Current Report as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
     The following exhibit is filed herewith:
10.1	Amendment Number One to Amended and Restated Financing Agreement, dated March 28, 2008, by and among PRG-Schultz International, Inc., PRG-Schultz USA, Inc., Ableco Finance LLC, as collateral agent, Wells Fargo Foothill, Inc., as administrative agent, and the lenders from time to time party thereto.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRG-Schultz International, Inc.
	By:	/s/ Victor A. Allums
Victor A. Allums
Dated: April 3, 2008		Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits
10.1	Amendment Number One to Amended and Restated Financing Agreement by and among PRG-Schultz International, Inc., PRG-Schultz USA, Inc., Ableco Finance LLC, as collateral agent, Wells Fargo Foothill, Inc., as administrative agent, and the lenders from time to time party thereto.